SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 9, 2004


                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                      0-20468                68-0195770
           --------                     ---------               ----------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)



                   629 J Street, Sacramento, California 95814
                                  (916)231-0400
                                  -------------
          (Address and telephone number of principal executive offices)

                                      None
                                ---------------
                       (Former name or former address, if
                           changed since last report.)

Item 9. Regulation FD Disclosure.

     On February 9, 2004, the Registrant filed with the Delaware Secretary of State a Certificate of Amendment to change its corporate name to National Healthcare Exchange Services, Inc. This change is intended to conform the corporate name to the Registrant's current business.

     In addition, the Registrant's Board of Directors have approved the filing of a Form 15 with the Securities and Exchange Commission to deregister its common stock and to suspend its reporting obligations under the Securities Exchange Act of 1934. As a result of filing the Form 15, the Registrant's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, will immediately cease, and the Registrant expects the deregistration to become effective within 90 days of the filing with the SEC.

     Due to the increase costs and burden of compliance under securities laws, rules and regulations applicable to public companies, including the
Sarbanes-Oxley Act of 2002, as well as the nature and extent of trading and liquidity of the common stock, the Board of Directors determined that the advantages of continuing as a public company are outweighed by the disadvantages.

     In addition to the significant time and cost savings resulting from deregistration, this action will allow the Registrant's management to focus its attention and resources on implementing the Registrant's business plan.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 9, 2004                ALTERNATIVE TECHNOLOGY RESOURCES, INC.

                                        /s/ Mark W. Rieger
                                        ----------------------------------------
                                        Mark W. Rieger
                                        Chief Executive Officer